Exhibit 99.2

Inergy, L.P.

Unaudited Pro Forma Financial Information

The following unaudited pro forma consolidated financial information of Inergy, L.P. (“Inergy”) reflects the pro forma impact of Inergy’s contribution of its retail propane operations (the “Retail Propane Transaction”) to Suburban Propane Partners, L.P. (“Suburban”), which includes the following:

•	disposition of Inergy’s retail propane operations;

•	exchange of $1,187.0 million of Inergy senior notes for $1,000.0 million of new Suburban senior notes and cash;

•	receipt of approximately 14.2 million Suburban common units; and

•	payment of $36.5 million to Suburban

The unaudited pro forma consolidated balance sheet gives effect to the Retail Propane Transaction as if it had occurred on June 30, 2012; the unaudited pro forma consolidated statements of operations assume that the transaction was consummated on October 1, 2010. The unaudited pro forma consolidated financial statements should be read in conjunction with (i) Inergy’s Annual Report on Form 10-K for the year ended September 30, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2011, and (ii) Inergy’s quarterly report on Form 10-Q for the nine months ended June 30, 2012, as filed with the SEC on August 3, 2012.

The unaudited pro forma consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Retail Propane Transaction had been consummated on the date indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2012

(in millions)

	Inergy, L.P. Historical	Retail Propane Transaction Pro Forma Adjustments	Other Adjustments		Inergy, L.P. Pro Forma
		(a)
Assets
Current assets:
Cash and cash equivalents	$4.9	$—	$(4.9	)(e)	$—
Investments	—	—	590.0	(b)	590.0
Accounts receivable, less allowance for doubtful accounts	88.5	—	—		88.5
Inventories	46.3	—	—		46.3
Assets from price risk management activities	40.6	—	—		40.6
Prepaid expenses and other current assets	23.7	—	—		23.7
Assets held for sale	1,174.1	(1,174.1)	—		—

Total current assets	1,378.1	(1,174.1)	585.1		789.1

Property, plant and equipment	2,042.7	—	—		2,042.7
Less: accumulated depreciation	411.1	—	—		411.1

Property, plant and equipment, net	1,631.6	—	—		1,631.6
Intangible assets, net	67.0	—	(20.4	)(c)	46.6
Goodwill	162.4	—	—		162.4
Other assets	1.4	—	—		1.4

Total assets	$3,240.5	$(1,174.1)	$564.7		$2,631.1

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$102.0	$—	$—		$102.0
Accrued expenses	84.0	—	—		84.0
Liabilities from price risk management activities	13.5	—	—		13.5
Current portion of long-term debt	1,188.5	—	(1,187.0	)(c)	1.5
Liabilities held for sale	62.0	(62.0)	—		—

Total current liabilities	1,450.0	(62.0)	(1,187.0)		201.0
Long-term debt, less current portion	519.5	—	(10.8	)(c)	540.3
			31.6	(e)
Other long-term liabilities	21.4	—	—		21.4
Deferred income taxes	19.7	—	—		19.7
Partners’ capital:
Limited partner unitholders	1,088.1	(1,112.1)	590.0	(b)	1,706.9
			1,187.0	(c)
			(9.6	)(c)
			(36.5	)(e)

Total Inergy, L.P. partners’ capital	1,088.1	(1,112.1)	1,730.9		1,706.9
Interest of non-controlling partners in subsidiaries	141.8	—	—		141.8

Total partners’ capital	1,229.9	(1,112.1)	1,730.9		1,848.7

Total liabilities and partners’ capital	$3,240.5	$(1,174.1)	$564.7		$2,631.1

The accompanying notes are an integral part of these consolidated financial statements.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended June 30, 2012

(in millions, except unit and per unit data)

	Inergy, L.P. Historical	Retail Propane Transaction Pro Forma Adjustments	Other Adjustments		Inergy, L.P. Pro Forma
		(a)
Revenue:
Propane	$1,132.3	$(602.1)	$—		$530.2
Other	570.3	(143.6)	—		426.7

	1,702.6	(745.7)	—		956.9
Cost of product sold (excluding depreciation and amortization as shown below):
Propane	851.2	(343.3)	—		507.9
Other	340.7	(93.0)	—		247.7

	1,191.9	(436.3)	—		755.6
Expenses:
Operating and administrative	247.1	(186.8)	—		60.3
Depreciation and amortization	136.6	(53.3)	—		83.3
Loss on disposal of assets	5.8	(5.8)	—		—

Operating income	121.2	(63.5)	—		57.7
Other income (expense):
Interest expense, net	(73.2)	0.9	55.3	(d)	(17.0)
Early extinguishment of debt	(26.6)	—	—		(26.6)
Other income	1.5	(0.2)	—		1.3

Income (loss) before income taxes	22.9	(62.8)	55.3		15.4
Provision for income taxes	(0.2)	(0.1)	—		(0.3)

Net income (loss)	22.7	(62.9)	55.3		15.1
Net income attributable to non-controlling partners	(7.8)	—	—		(7.8)

Net income (loss) attributable to partners	$14.9	$(62.9)	$55.3		$7.3

Total limited partners’ interest in net income (loss)	$14.9	$(62.9)	$55.3		$7.3

Net income (loss) per limited partner unit:
Basic	$0.17				$0.10

Diluted	$0.11				$0.05

Weighted-average limited partners’ units outstanding (in thousands):
Basic	124,698				124,698
Dilutive units	6,858				6,858

Diluted	131,556				131,556

The accompanying notes are an integral part of these consolidated financial statements.

Inergy, L.P. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended September 30, 2011

(in millions, except unit and per unit data)

	Inergy, L.P. Historical	Retail Propane Transaction Pro Forma Adjustments	Other Adjustments		Inergy, L.P. Pro Forma
		(a)

Revenue:
Propane	$1,461.9	$(859.6)	$—		$602.3
Other	691.9	(192.7)	—		499.2

	2,153.8	(1,052.3)	—		1,101.5

Cost of product sold (excluding depreciation and amortization as shown below):
Propane	1,044.0	(479.1)	—		564.9
Other	432.0	(122.7)	—		309.3

	1,476.0	(601.8)	—		874.2

Expenses:
Operating and administrative	323.3	(257.0)	—		66.3
Depreciation and amortization	191.8	(74.5)	—		117.3
(Gain) loss on disposal of assets	8.2	(10.9)	—		(2.7)

Operating income	154.5	(108.1)	—		46.4

Other income (expense):
Interest expense, net	(113.5)	1.4	82.2	(d)	(29.9)
Early extinguishment of debt	(52.1)	—	—		(52.1)
Other income	1.2	(0.1)	—		1.1

Income (loss) before income taxes	(9.9)	(106.8)	82.2		(34.5)
Provision for income taxes	0.7	(0.4)	—		0.3

Net income (loss)	(10.6)	(106.4)	82.2		(34.8)
Net loss attributable to non-controlling partners	28.2	—	—		28.2

Net income (loss) attributable to partners	$17.6	$(106.4)	$82.2		$(6.6)

Total limited partners’ interest in net income (loss)	$17.6	$(106.4)	$82.2		$(6.6)

Net income (loss) per limited partner unit:
Basic	$0.17				$(0.06)

Diluted	$0.15				$(0.06)

Weighted-average limited partners’ units outstanding (in thousands):
Basic	105,732				105,732
Dilutive units	11,952				—

Diluted	117,684				105,732

The accompanying notes are an integral part of these consolidated financial statements.

Inergy, L.P.

Notes to Unaudited Pro Forma Information

(a)	To record the deconsolidation of Inergy’s retail propane operations in connection with the agreement with Suburban. Based on the carrying amount of Inergy’s retail propane operations as of June 30, 2012, Inergy would recognize a gain on the divestiture of its retail propane operations in the amount of approximately $618.8 million, which is reflected in the pro forma adjustment to partners’ capital. The unaudited pro forma condensed consolidated statements of operations do not include a gain on the divestiture, because such gain would not be expected to have a continuing impact on Inergy’s results of operations.

(b)	To record the pro forma impact from the consideration received in connection with the contribution of Inergy’s retail propane operations to Suburban, including Inergy’s acquisition of Suburban common units.

(c)	To record the pro forma impact of $1,187.0 million in Inergy senior notes that have been exchanged for Suburban senior notes, including the removal of associated deferred financing costs and deferred swap premium.

(d)	To record the pro forma impact of the reduction in interest expense associated with the exchange of senior notes discussed in (c ) above, partially offset by the borrowings discussed in (e) below.

(e)	To record the payment of $36.5 million to Suburban. The unaudited pro forma consolidated balance sheet reflects a $31.6 million borrowing to fund a portion of this payment. The final borrowing to fund this payment may differ from this amount.